Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF UNITED CONTINENTAL HOLDINGS, INC.

The present name of the corporation is United Continental Holdings, Inc. (the “Corporation”). The Corporation was incorporated under the name “UAL, Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 30, 1968. This Amended and Restated Certificate of Incorporation of the Corporation (this “Restated Certificate”), which restates and integrates and also further amends the provisions of the Corporation’s Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Restated Certificate of Incorporation of the Corporation is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE FIRST.  The name of the Corporation is UNITED AIRLINES HOLDINGS, INC.

ARTICLE SECOND.  The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THIRD.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

ARTICLE FOURTH.  The total number of shares of capital stock of all classes of which the Corporation shall have authority to issue is 1,250,000,002, divided into four classes, as follows:  250,000,000 shares of Preferred Stock, without par value (hereinafter referred to as “Serial Preferred Stock”), one (1) share of Class Pilot MEC Junior Preferred Stock, par value $0.01 per share (the “Class Pilot MEC Preferred Stock”), one (1) share of Class IAM Junior Preferred Stock, par value $0.01 per share (the “Class IAM Preferred Stock” and, together with the Serial Preferred Stock and the Class Pilot MEC Preferred Stock, the “Preferred Stock”), and 1,000,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”).

PART I

Serial Preferred Stock

The board of directors of the Corporation (the “Board of Directors”) is expressly authorized, without any vote or other action by the stockholders and subject to limitations prescribed by law, to adopt, from time to time, a resolution or resolutions providing for the issue of Serial Preferred Stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each such series.  The authority of the Board of Directors with respect to each such series shall include a determination of the following (which may vary as between the different series of Serial Preferred Stock):

(a)                                 The number of shares constituting the series and the distinctive designation of the series;

(b)                                 The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

(c)                                  Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption thereof, which amount may, but need not, vary according to the time and circumstances of such redemption;

(d)                                 The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of the Corporation, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

(e)                                  Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by the Corporation of the shares of the series;

(f)                                   The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

(g)                                  The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and

(h)                                 Any other term, condition or provision with respect to the series not inconsistent with the provisions of this Article Fourth, Part I or any resolution adopted by the Board of Directors pursuant thereto.

PART II

Class Pilot MEC Junior Preferred Stock

Unless otherwise indicated, any reference in this Article Fourth, Part II to “Section,” “subsection,” “paragraph,” “subparagraph,” or “clause” shall refer to a Section, subsection, paragraph, subparagraph or clause in this Article Fourth, Part II.

Section 1.                                           Issuance; Restrictions on Transfer.  The share of Class Pilot MEC Preferred Stock shall be issued only to, and shall be held only by, (i) the United Airlines Pilots Master Executive Council (the “MEC”) of the Air Line Pilots Association, International (“ALPA”) pursuant to ALPA’s authority as the collective bargaining representative for the crafts or class of pilots employed by United Air Lines, Inc. (“United OpCo”) or (ii) a duly authorized agent acting for the benefit of the MEC.  Any purported sale, transfer, pledge or other disposition (a “transfer”) of the share of Class Pilot MEC Preferred Stock to any person, other than a successor to the MEC by merger or reorganization of ALPA (in any such case, an “ALPA

Successor”), or a duly authorized agent acting for the benefit of ALPA or an ALPA Successor, shall be null and void and of no force and effect.  Upon any purported transfer of the share of Class Pilot MEC Preferred Stock by the holder thereof other than as expressly permitted above, and without any further action by the Corporation, such holder or any other person or entity, such share shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed by the Corporation in accordance with Subsection 9.2 hereof, and thereupon such share shall no longer be deemed outstanding, and neither such holder nor any purported transferee thereof shall have in respect thereof any of the voting powers, preferences or relative, participating, optional or special rights ascribed to the share of Class Pilot MEC Preferred Stock hereunder, but rather such holder thereafter shall only be entitled to receive the amount payable upon redemption in accordance with Section 9.  The certificate representing the share of Class Pilot MEC Preferred Stock shall be legended to reflect the restrictions on transfer and automatic redemption provided for herein.

Section 2.                                           Definitions.  For purposes of this Article Fourth, Part II, the following terms shall have the meanings indicated:

2.1                               “Affiliate” shall have the meaning defined in Rule 12b-2 under the Exchange Act.

2.2                               “Board of Directors” shall mean the board of directors of the Corporation or any committee thereof authorized by such board of directors to perform any of its responsibilities with respect to the Class Pilot MEC Preferred Stock.

2.3                               “Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

2.4                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act thereto.

2.5                               “set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of stock of the Corporation ranking on a parity with or junior to the Class Pilot MEC Preferred Stock as to distributions upon liquidation, dissolution or winding up of the Corporation are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Class Pilot MEC Preferred Stock shall mean, with respect to such distributions, placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

2.6                               “Transfer Agent” means the Corporation or such agent or agents of the Corporation as may be designated from time to time by the Board of Directors as the transfer agent for the Class Pilot MEC Preferred Stock.

Section 3.                                           Dividends.  The holder of the share of Class Pilot MEC Preferred Stock as such shall not be entitled to receive any dividends or other distributions (except as provided in Section 4).

Section 4.                                           Payments upon Liquidation.

4.1                               In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of any class or series of stock of the Corporation that ranks junior to the Class Pilot MEC Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, the holder of the share of Class Pilot MEC Preferred Stock shall be entitled to receive $0.01 for the share of Class Pilot MEC Preferred Stock (the “MEC Liquidation Preference”), but such holder shall not be entitled to any further payment.  If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable to the holder of the share of Class Pilot MEC Preferred Stock shall be insufficient to pay in full the MEC Liquidation Preference and the liquidation preference on all other shares of any class or series of stock of the Corporation that ranks on a parity with the Class Pilot MEC Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holder of the share of Class Pilot MEC Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such share of Class Pilot MEC Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full.  For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with or into one or more corporations, or (ii) a sale, lease, exchange or transfer of all or substantially all of the Corporation’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

4.2                               Subject to the rights of the holders of shares of any series or class of stock ranking prior to or on a parity with the Class Pilot MEC Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holder of the share of Class Pilot MEC Preferred Stock, as and to the fullest extent provided in this Section 4, any series or class of stock of the Corporation that ranks junior to the Class Pilot MEC Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holder of the share of Class Pilot MEC Preferred Stock shall not be entitled to share therein.

Section 5.                                           Shares to be Retired.  The share of Class Pilot MEC Preferred Stock which shall have been issued and reacquired in any manner (other than redemption pursuant to Section 9.1) by the Corporation shall be retired and restored to the status of an authorized but unissued share of Class Pilot MEC Preferred Stock and, in the event of the redemption of such share pursuant to Section 9.1 hereof, shall not be reissued.

Section 6.                                           Ranking.

6.1                               Any class or series of stock of the Corporation shall be deemed to rank:

(a)                                 prior to the Class Pilot MEC Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holder of Class Pilot MEC Preferred Stock;

(b)                                 on a parity with the Class Pilot MEC Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the liquidation prices per share thereof be different from those of the Class Pilot MEC Preferred Stock, if the holders of such class or series and the Class Pilot MEC Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other; and

(c)                                  junior to the Class Pilot MEC Preferred Stock, as to the distribution of assets upon liquidation, dissolution or winding up, if the holder of Class Pilot MEC Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series.

6.2                               The Class IAM Preferred Stock shall be deemed to rank on a parity with the Class Pilot MEC Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up.  The Common Stock shall each be deemed to rank junior to the Class Pilot MEC Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up.

Section 7.                                           Consolidation, Merger, etc.

7.1                               In case the Corporation enters into any consolidation, merger, share exchange or similar transaction, however named, involving the Corporation or its subsidiary, United OpCo (or any successor to all or substantially all the assets or business of United OpCo), pursuant to which the outstanding shares of Common Stock are to be exchanged for or changed, reclassified or converted into securities of any successor or resulting or other company (including the Corporation), or cash or other property (each of the foregoing transactions is referred to herein as a “Merger Transaction”), proper provision shall be made so that, upon consummation of such transaction, the share of Class Pilot MEC Preferred Stock shall be converted, reclassified or changed into or exchanged for preferred stock of such successor or resulting or other company having, in respect of such company, the same powers, preferences and relative, participating, optional or other special rights (including the rights provided by this Section 7), and the qualifications, limitations or restrictions thereof, that the Class Pilot MEC Preferred Stock had, in respect of the Corporation, immediately prior to such transaction; specifically including, without limitation, the right, until the ALPA Termination Date (as defined in Section 8.1 below), to elect one member of the board of directors (or similar governing body) of such company.

7.2                               In case the Corporation shall enter into any agreement providing for any Merger Transaction, then the Corporation shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to the holder of the share of Class Pilot MEC Preferred Stock.  The Corporation shall not consummate any such Merger Transaction unless all of the terms of this Section 7 and Section 8 have been complied with.

Section 8.                                           Voting.  The holder of the share of Class Pilot MEC Preferred Stock shall have the following voting rights:

8.1                               Until such time (the “ALPA Termination Date”) as (i) there are no longer any persons represented by ALPA (or any ALPA Successor) employed by the Corporation or any of its Affiliates or (ii) the collective bargaining agreement between the Corporation or any of its Affiliates and ALPA has been amended by the parties thereto so that such agreement no longer provides that ALPA has the right to appoint a director of the Corporation, the holder of the share of Class Pilot MEC Preferred Stock shall have the right (a) voting as a separate class, to (1) elect one director to the Board of Directors at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders, (2) remove such director with or without cause and (3) fill any vacancies in such directorship resulting from death, resignation, disqualification, removal or other cause, and (b) voting together as a single class with the holders of Common Stock and the holders of such other classes or series of stock that vote together with the Common Stock as a single class, to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation (other than the election of Directors), except as otherwise required by law.

8.2                               The affirmative vote of the holder of the share of Class Pilot MEC Preferred Stock, voting as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of this Restated Certificate or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of Serial Preferred Stock) which would adversely affect the powers, preferences or special rights of the Class Pilot MEC Preferred Stock.

8.3                               For purposes of the foregoing provisions of Sections 8.1 and 8.2, the share of Class Pilot MEC Preferred Stock shall have one (1) vote.

Section 9.                                           Redemption.

9.1                               The share of Class Pilot MEC Preferred Stock shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed on the ALPA Termination Date, at a price of $0.01 per share, as provided herein below.  As promptly as reasonably possible following the occurrence of the ALPA Termination Date, the Corporation shall give notice thereof and of the redemption under this Section 9 to the record holder of the Class Pilot MEC Preferred Stock.  From and after the redemption provided for in this Section 9.1, all rights of the holder of the Class Pilot MEC Preferred Stock as such, except the right to receive the redemption price of such share upon the surrender of the certificate formerly representing the same, shall cease and terminate and such share shall not thereafter be deemed to be outstanding for any purpose whatsoever.

9.2                               The share of Class Pilot MEC Preferred Stock shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed upon any purported transfer thereof other than as expressly permitted under Section 1.2.  The redemption price to be paid in connection with any redemption shall be

$0.01 per share of Class Pilot MEC Preferred Stock.  Upon any such redemption, all rights of the holder of Class Pilot MEC Preferred Stock as such, except the right to receive the redemption price of such share upon the surrender of the certificate formerly representing the same, shall cease and terminate and such share shall not thereafter be deemed to be outstanding for any purpose whatsoever.

9.3                               The holder of the share of Class Pilot MEC Preferred Stock so redeemed pursuant to Section 9.1 or 9.2 shall present and surrender the certificate formerly representing such share to the Corporation and thereupon the redemption price of such share shall be paid to or on the order of the person whose name appears on such certificate as the owner thereof and the surrendered certificate shall be cancelled.

Section 10.                                    Record Holders.  The Corporation and the Transfer Agent (if other than the Corporation) may deem and treat the record holder of the share of Class Pilot MEC Preferred Stock as the true and lawful owner thereof for all purposes, and, except as otherwise provided by law, neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

PART III

Class IAM Junior Preferred Stock

Unless otherwise indicated, any reference in this Article Fourth, Part III to “Section,” “subsection,” “paragraph,” “subparagraph,” or “clause” shall refer to a Section, subsection, paragraph, subparagraph or clause in this Article Fourth, Part III.

Section 1.                                           Issuance; Restrictions on Transfer.  The share of Class IAM Preferred Stock shall be issued only to, and shall be held only by, (i) the International Association of Machinists and Aerospace Workers (the “IAM”) pursuant to the IAM’s authority as the collective bargaining representative for certain crafts or classes of public contact employees, ramp and stores employees, food service and security officer employees, Mileage Plus public contact employees, fleet technical instructors and related and maintenance instructor employees employed by United OpCo or (ii) a duly authorized agent acting for the benefit of the IAM.  Any purported sale, transfer, pledge or other disposition (hereinafter a “transfer”) of the share of Class IAM Preferred Stock to any person, other than a successor to the IAM by merger or reorganization of the IAM (in any such case, an “IAM Successor”), or a duly authorized agent acting for the benefit of the IAM or an IAM Successor, shall be null and void and of no force and effect.  Upon any purported transfer of the share of Class IAM Preferred Stock by the holder thereof other than as expressly permitted above, and without any further action by the Corporation, such holder or any other person or entity, such share shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed by the Corporation in accordance with Subsection 9.2 hereof, and thereupon such share shall no longer be deemed outstanding, and neither such holder nor any purported transferee thereof shall have in respect thereof any of the voting powers, preferences or relative, participating, optional or special rights ascribed to the share of Class IAM Preferred Stock hereunder, but rather such holder thereafter shall only be entitled to receive the amount payable upon redemption in accordance with Section 9.  The certificate representing the share of

Class IAM Preferred Stock shall be legended to reflect the restrictions on transfer and automatic redemption provided for herein.

Section 2.                                           Definitions.  For purposes of this Article Fourth, Part III, the following terms shall have the meanings indicated:

2.1                               “Affiliate” shall have the meaning defined in Rule 12b-2 under the Exchange Act.

2.2                               “Board of Directors” shall mean the board of directors of the Corporation or any committee thereof authorized by such board of directors to perform any of its responsibilities with respect to the Class IAM Preferred Stock.

2.3                               “Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

2.4                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act thereto.

2.5                               “set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of stock of the Corporation ranking on a parity with or junior to the Class IAM Preferred Stock as to distributions upon liquidation, dissolution or winding up of the Corporation are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Class IAM Preferred Stock shall mean, with respect to such distributions, placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

2.6                               “Transfer Agent” means the Corporation or such agent or agents of the Corporation as may be designated from time to time by the Board of Directors as the transfer agent for the Class IAM Preferred Stock.

Section 3.                                           Dividends.  The holder of the share of Class IAM Preferred Stock as such shall not be entitled to receive any dividends or other distributions (except as provided in Section 4).

Section 4.                                           Payments upon Liquidation.

4.1                               In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of any class or series of stock of the Corporation that ranks junior to the Class IAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, the holder of the share of Class IAM Preferred Stock shall be entitled to receive $0.01 for the share of Class IAM Preferred Stock (the “IAM Liquidation Preference”), but such holder shall not be entitled to any further payment.  If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable to the holder of the share of Class IAM Preferred Stock shall be insufficient to pay in full the IAM Liquidation Preference and the liquidation preference on all other shares of any class or series of stock of the Corporation that ranks on a parity with the Class IAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holder of the share of Class IAM Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such share of Class IAM Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full.  For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with or into one or more corporations, or (ii) a sale, lease, exchange or transfer of all or substantially all of the Corporation’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

4.2                               Subject to the rights of the holders of shares of any series or class of stock ranking prior to or on a parity with the Class IAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holder of the share of Class IAM Preferred Stock, as and to the fullest extent provided in this Section 4, any series or class of stock of the Corporation that ranks junior to the Class IAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation, shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holder of the share of Class IAM Preferred Stock shall not be entitled to share therein.

Section 5.                                           Shares to be Retired.  The share of Class IAM Preferred Stock which shall have been issued and reacquired in any manner (other than redemption pursuant to Section 9.1) by the Corporation shall be retired and restored to the status of an authorized but unissued share of Class IAM Preferred Stock and, in the event of the redemption of such share pursuant to Section 9.1 hereof, shall not be reissued.

Section 6.                                           Ranking.

6.1                               Any class or series of stock of the Corporation shall be deemed to rank:

(a)                                 prior to the Class IAM Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holder of Class IAM Preferred Stock;

(b)                                 on a parity with the Class IAM Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the liquidation prices per share thereof be different from those of the Class IAM Preferred Stock, if the holders of such class or series and the Class IAM Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other; and

(c)                                  junior to the Class IAM Preferred Stock, as to the distribution of assets upon liquidation, dissolution or winding up, if the holder of Class IAM Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series.

6.2                               The Class Pilot MEC Preferred Stock shall be deemed to rank on a parity with the Class IAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up.  The Common Stock shall be deemed to rank junior to the Class IAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up.

Section 7.                                           Consolidation, Merger, etc.

7.1                               In case the Corporation enters into any consolidation, merger, share exchange or similar transaction, however named, involving the Corporation or its subsidiary, United OpCo (or any successor to all or substantially all the assets or business of United OpCo), pursuant to which the outstanding shares of Common Stock are to be exchanged for or changed, reclassified or converted into securities of any successor or resulting or other company (including the Corporation), or cash or other property (each of the foregoing transactions is referred to herein as a “Merger Transaction”), proper provision shall be made so that, upon consummation of such transaction, the share of Class IAM Preferred Stock shall be converted, reclassified or changed into or exchanged for preferred stock of such successor or resulting or other company having, in respect of such company, the same powers, preferences and relative, participating, optional or other special rights (including the rights provided by this Section 7), and the qualifications, limitations or restrictions thereof, that the Class IAM Preferred Stock had, in respect of the Corporation, immediately prior to such transaction; specifically including, without limitation, the right, until the IAM Termination Date (as defined in Section 8.1 below), to elect one member of the board of directors (or similar governing body) of such company.

7.2                               In case the Corporation shall enter into any agreement providing for any Merger Transaction, then the Corporation shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to the holder of the share of Class IAM Preferred Stock.  The Corporation shall not consummate any such Merger Transaction unless all of the terms of this Section 7 and Section 8 have been complied with.

Section 8.                                           Voting.  The holder of the share of Class IAM Preferred Stock shall have the following voting rights:

8.1                               Until such time (the “IAM Termination Date”) as (i) there are no longer any persons represented by the IAM (or any IAM Successor) employed by the Corporation or any of its Affiliates or (ii) the letter agreement between the Corporation and the IAM, dated as of May 1, 2003, no longer provides that the IAM has the right to appoint a director of the Corporation, the holder of the share of Class IAM Preferred Stock shall have the right (a) voting as a separate class, to (1) elect one director to the Board of Directors at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders, (2) remove such director with or without cause and (3) fill any vacancies in such directorship resulting from death, resignation, disqualification, removal or other cause, and (b) voting together as a single class with the holders of Common Stock and the holders of such other classes or series of stock that vote together with the Common Stock as a single class, to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation (other than the election of Directors), except as otherwise required by law.

8.2                               The affirmative vote of the holder of the share of Class IAM Preferred Stock, voting as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of this Restated Certificate or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of Serial Preferred Stock) which would adversely affect the powers, preferences or special rights of the Class IAM Preferred Stock.

8.3                               For purposes of the foregoing provisions of Sections 8.1 and 8.2, the share of Class IAM Preferred Stock shall have one (1) vote.

Section 9.                                           Redemption.

9.1                               The share of Class IAM Preferred Stock shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed on the IAM Termination Date, at a price of $0.01 per share, as provided herein below.  As promptly as reasonably possible following the occurrence of the IAM Termination Date, the Corporation shall give notice thereof and of the redemption under this Section 9 to the record holder of the Class IAM Preferred Stock.  From and after the redemption provided for in this Section 9.1, all rights of the holder of the Class IAM Preferred Stock as such, except the right to receive the redemption price of such share upon the surrender of the certificate formerly representing the same, shall cease and terminate and such share shall not thereafter be deemed to be outstanding for any purpose whatsoever.

9.2                               The share of Class IAM Preferred Stock shall, to the extent of funds legally available therefor and subject to the other provisions of this Restated Certificate, be automatically redeemed upon any purported transfer thereof other than as expressly permitted under Section 1.2.  The redemption price to be paid in connection with any redemption shall be $0.01 per share of Class IAM Preferred Stock.  Upon any such redemption, all rights of the holder of Class IAM Preferred Stock as such, except the right to receive the redemption price of such share upon the surrender of the certificate formerly representing the same, shall cease and terminate and such share shall not thereafter be deemed to be outstanding for any purpose whatsoever.

9.3                               The holder of the share of Class IAM Preferred Stock so redeemed pursuant to Sections 9.1 or 9.2 shall present and surrender the certificate formerly representing such share to the Corporation and thereupon the redemption price of such share shall be paid to or on the order of the person whose name appears on such certificate as the owner thereof and the surrendered certificate shall be cancelled.

Section 10.                                    Record Holders.  The Corporation and the Transfer Agent (if other than the Corporation) may deem and treat the record holder of the share of Class IAM Preferred Stock as the true and lawful owner thereof for all purposes, and, except as otherwise provided by law, neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

PART IV

Common Stock

Unless otherwise indicated, any reference in this Article Fourth, Part IV to “Section,” “subsection,” “paragraph,” “subparagraph,” or “clause” shall refer to a Section, subsection, paragraph, subparagraph or clause in this Article Fourth, Part IV.

Section 1.                                           Dividends.  Subject to any rights to receive dividends to which the holders of the shares of any other class or series of stock may be entitled, the holders of shares of Common Stock shall be entitled to receive dividends, if and when declared payable from time to time by the Board of Directors, from any funds legally available therefor.

Section 2.                                           Liquidation.  In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid to the holders of shares of any other class or series of stock ranking prior to the Common Stock in respect thereof the full amounts to which they shall be entitled, and subject to any rights of the holders of any other class or series of stock to participate therein, the holders of the then outstanding shares of Common Stock shall be entitled to receive, pro rata, any remaining assets of the Corporation available for distribution to its stockholders.  Subject to the foregoing, the Board of Directors may distribute in kind to the holders of the shares of Common Stock such remaining assets of the Corporation, or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration so received or any balance thereof in kind to holders of the shares of Common Stock.  The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation (unless in connection therewith the dissolution, liquidation or winding up of the Corporation is specifically approved), or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purpose of this Section 2.

Section 3.                                           Voting.  Except as provided by law or this Restated Certificate, each outstanding share of Common Stock of the Corporation shall entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders.

PART V

Section 1.                                           No Preemptive Rights.  Except as otherwise provided herein, no holder of stock of the Corporation of any class shall have any preemptive, preferential or other right to purchase or subscribe for any shares of stock, whether now or hereafter authorized, of the

Corporation of any class, or any obligations convertible into, or any options or warrants to purchase, any shares of stock, whether now or hereafter authorized, of the Corporation of any class, other than such, if any, as the Board of Directors may from time to time determine, and at such price as the Board of Directors may from time to time fix; and any shares of stock or any obligations, options or warrants which the Board of Directors may determine to offer for subscription to holders of any shares of stock of the Corporation may, as the Board of Directors shall determine, be offered to holders of shares of stock of the Corporation of any class or classes or series, and if offered to holders of shares of stock of more than one class or series, in such proportions as between such classes and series as the Board of Directors may determine.

Section 2.                                           Non-Citizen Voting Limitation.  All (x) capital stock of, or other equity interests in, the Corporation, (y) securities convertible into or exchangeable for shares of capital stock, voting securities or other equity interests in the Corporation, and (z) options, warrants or other rights to acquire the securities described in clauses (x) and (y), whether fixed or contingent, matured or unmatured, contractual, legal, equitable or otherwise (collectively, “Equity Securities”) shall be subject to the following limitations:

(a)                                 Non-Citizen Voting Limitation.  In no event shall the total number of shares of Equity Securities held by all persons who fail to qualify as a “citizen of the United States,” as the term is used in Section 40102(a)(15) of Title 49 of the United States Code, in any similar legislation of the United States enacted in substitution or replacement therefor, and as interpreted by the Department of Transportation, be entitled to be more than 24.9% (or such other maximum percentage as such Section or substitute or replacement legislation shall hereafter provide) of the aggregate votes of all outstanding Equity Securities of the Corporation (the “Cap Amount”).

(b)                                 Allocation of Cap Amounts.  The restrictions imposed by the Cap Amount shall be applied pro rata among the holders of Equity Securities who fail to qualify as “citizens of the United States” based on the number of votes the underlying securities are entitled to.

(c)                                  Each certificate or other representative document for Equity Securities (including each such certificate or representative document for Equity Securities issued upon any permitted transfer of Equity Securities) shall contain a legend in substantially the following form:

“The [type of Equity Securities] represented by this [certificate/representative document] are subject to voting restrictions with respect to [shares/warrants, etc.] held by persons or entities that fail to qualify as “citizens of the United States” as the term is defined used in Section 40102(a)(15) of Title 49 of the United States Code.  Such voting restrictions are contained in the Restated Certificate of United Airlines Holdings, Inc., as the same may be amended or restated from time to time.  A complete and correct copy of the Restated Certificate shall be furnished free of charge to the holder of such shares of [type of Equity Securities] upon written request to the Secretary of United Airlines Holdings, Inc.”

Section 3.                                           Restrictions on Issuance of Securities.  (a) The Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123(a)(6) of the United States Bankruptcy Code for so long as such Section is in effect and applicable to the Corporation.

(b)                                 Except as required by law or as approved by the stockholders, the Corporation shall not issue Serial Preferred Stock pursuant to Article Fourth, Part I with voting rights (unless such Serial Preferred Stock is convertible into Common Stock, in which case such Serial Preferred Stock may vote with the Common Stock on an as-converted basis).

Section 4.                                           Stockholder Action.  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

Section 5.                                           5% Ownership Limit.

5.1                               For purposes of Sections 5, 6 and 7, the following terms shall have the meanings indicated (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

“5% Transaction” means any Transfer of Corporation Securities described in clause (y) or (z) of paragraph 5.2, subject to the provision of such paragraph 5.2.

An “Affiliate” of any Person means any other Person, that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and, for the purposes of this definition only, “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise.

“Associate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

A Person will be deemed the “Beneficial Owner” of, and will be deemed to “Beneficially Own,” and will be deemed to have “Beneficial Ownership” of:

(a)                                 any securities that such Person or any of such Person’s Affiliates or Associates is deemed to “Beneficially Own” within the meaning of Rule 13d-3 under the Exchange Act, and any securities deposited into a trust established by or on behalf of the Person or any of its Affiliates or Associates, the sole beneficiaries of which are the shareholders of the Person;

(b)                                 any securities (the “Underlying Securities”) that such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the Beneficial Owner of the securities convertible into or exchangeable for the Underlying Securities); and

(c)                                  any securities Beneficially Owned by persons that are part of a “group” (within the meaning of Rule 13d-5(b) under the Exchange Act) with such Person.  For purposes of calculating the percentage of Voting Securities that are Beneficially Owned by any Person, such calculation will be made based on the aggregate number of issued and outstanding securities at the time of such calculation, but will not include in the denominator any such securities issuable upon any options, warrants or other securities that are exercisable for such securities.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporation Securities” means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase stock of the Corporation, and (iv) any other interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

“Effective Date” means February 1, 2006.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act thereto.

“Five-Percent Shareholder” means a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation § 1.382-2T(g).

“Percentage Stock Ownership” means the percentage Stock Ownership interest as determined in accordance with Treasury Regulation § 1.382-2T(g), (h), (j) and (k).

“Person” means any individual, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity.

“Prohibited Transfer” means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Section 5.

“Tax Benefit” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” means, with respect to any person other than the Corporation, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition, other than a sale, transfer, assignment, conveyance, pledge or other disposition to a wholly owned subsidiary of the transferor, or, if the transferor is wholly owned by a Person, to a wholly owned subsidiary of such Person.  A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)).

“Voting Securities” means all securities that by their terms are entitled to vote generally in the election of directors of the Corporation (without giving effect to any contractual limitations on voting).

5.2                               Any attempted Transfer of Corporation Securities prior to the earliest of (A) February 1, 2014, or such later date as may be approved by the Board of Directors, (B) the repeal, amendment or modification of Section 382 of the Code (and any comparable successor provision) (“Section 382”) in such a way as to render the restrictions imposed by Section 382 no longer applicable to the Corporation, (C) the beginning of a taxable year of the Corporation (or any successor thereof) in which no Tax Benefits are available, and (D) the date on which the limitation amount imposed by Section 382 in the event of an ownership change of the Corporation, as defined in Section 382, would not be materially less than the net operating loss carryforward or net unrealized built-in loss of the Corporation (the “Restriction Release Date”), or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio so far as it purports to transfer ownership or rights in respect of such stock to the Purported Transferee (y) if the transferor is a Five-Percent Shareholder or (z) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons shall become a Five-Percent Shareholder other than by reason of Treasury Regulation Section 1.382-2T(j)(3) or any successor to such regulation or (2) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased; provided, that this paragraph 5.2 shall not apply to, nor shall any other provision in this Restated Certificate prohibit, restrict or limit in any way, (i) the issuance of Corporation Securities by the Corporation in accordance with the Second Amended Joint Plan of Reorganization of the Corporation dated January 20, 2006 (the “Chapter 11 Plan”) or (ii) the issuance of Corporation Securities by the Corporation pursuant to the Agreement and Plan of Merger among UAL Corporation, Continental Airlines, Inc. and JT Merger Sub Inc. dated as of May 2, 2010, but not any subsequent transfer of such Corporation Securities.

5.3                               The restrictions set forth in paragraph 5.2 shall not apply to an attempted Transfer that is a 5% Transaction if the transferor or the transferee obtains the prior written approval of the Board of Directors or a duly authorized committee thereof.

As a condition to granting its approval pursuant to this paragraph 5.3, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 limitation on the use of the Tax Benefits.  The Board of Directors may exercise the authority granted by this Section 5 through duly authorized officers or agents of the Corporation.

5.4                               Each certificate representing shares of Corporation Securities issued prior to the Restriction Release Date shall contain the legend set forth on Exhibit A hereto, evidencing the restrictions set forth in this Section 5 and Sections 6 and 7.

Section 6.                                           Treatment of Excess Securities.

6.1                               No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”).  Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any; provided, however, that the Transferor of such Excess Securities shall not be required to disgorge, and shall be permitted to retain for its own account, any proceeds of such Transfer, and shall have no further rights, responsibilities, obligations or liabilities with respect to such Excess Securities, if such Transfer was a Prohibited Transfer pursuant to Section 5.2(z).  Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities.  For this purpose, any transfer of Excess Securities not in accordance with the provisions of this Section 6 shall also be a Prohibited Transfer.

6.2                               If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (“Prohibited Distributions”), to an agent designated by the Board of Directors (the “Agent”).  The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (over the New York Stock Exchange or other national securities exchange on which the Corporation Securities may be traded, if possible, or otherwise privately); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities.  If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6.3 if the Agent rather than the Purported Transferee had resold the Excess Securities.

6.3                               The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee had previously resold the Excess Securities, any amounts received by it from a Purported Transferee as follows:  (x) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (y) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value, (1) calculated on the basis of the closing market price for the Corporation Securities on the day before the Prohibited Transfer, (2) if the Corporation Securities are not listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system on the day before the Prohibited Transfer or, if none, on the last preceding day for which such quotations exist, or (3) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then as determined in good faith by the Board of Directors, of the Excess Securities at the time of the Prohibited Transfer to the Purported Transferee by gift, inheritance, or similar Transfer), which amount (or fair market value) shall be determined at the discretion of the Board of Directors; and (z) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) (“Section 501(c)(3)”) selected by the Board of Directors; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales), represent a 5% or greater Percentage Stock Ownership in any class of Corporation Securities, then any such remaining amounts to the extent attributable to the disposition of the portion of such Excess Securities exceeding a 4.99% Percentage Stock Ownership interest in such class shall be paid to two or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors.  The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (y) of the preceding sentence.  In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 inure to the benefit of the Corporation.

6.4                               If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 6.2, then the Corporation shall use its best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender.

6.5                               The Corporation shall make the written demand described in Section 6.2 within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities; provided, however, that if the Corporation makes such demand at a later date, the provisions of Sections 5 and 6 shall apply nonetheless.

Section 7.                                           Board Authority.

The Board of Directors shall have the power to determine all matters necessary for assessing compliance with Sections 5 and 6, including, without limitation, (A) the identification of Five-Percent Shareholders, (B) whether a Transfer is a 5% Transaction or a Prohibited Transfer, (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder, (D) whether an instrument constitutes a Corporation Security, (E) the amount (or fair market value) due to a Purported Transferee pursuant to clause (y) of Section 6.3, and (F) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of Sections 5 and 6.

ARTICLE FIFTH.

Unless otherwise indicated, any reference in this Article Fifth to “Section,” “subsection,” “paragraph,” “subparagraph,” or “clause” shall refer to a Section, subsection, paragraph, subparagraph or clause in this Article Fifth.

Section 1.                                           Definitions.  As used in this Restated Certificate, the following terms shall have the following meanings:

1.1                               “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

1.2                               “Director” means a director of the Corporation.

1.3                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act thereto.

1.4                               “GCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

1.5                               “Person” means any individual, corporation, limited liability company, association, partnership, joint venture, trust or unincorporated organization, or a governmental entity or any department, agency or political subdivision thereof.

1.6                               “Restated Bylaws” means the Amended and Restated Bylaws of the Corporation, as amended from time to time.

1.7                               “Stockholders” means the stockholders of the Corporation.

Section 2.                                           Directors.

2.1                               General Powers.  Except as otherwise provided in this Restated Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board of Directors may adopt such rules and regulations, not inconsistent with this Restated Certificate, the Restated Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.  In addition to the powers conferred expressly by this Restated Certificate and the Restated Bylaws, the Board of Directors may exercise all powers and perform all acts that are not required, by this Restated Certificate, the Restated Bylaws or applicable law, to be exercised or performed by the Stockholders.

2.2                               Number.  Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock to elect Directors and take certain actions with respect to such elected Directors, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution of the Board of Directors (but shall not be fewer than five).

2.3                               Term of Office.  Except as otherwise provided in this Restated Certificate, each Director shall hold office until the next annual meeting of Stockholders and until his or her successor is elected and qualified, subject to such Director’s earlier death, resignation or removal.

2.4                               Resignation of Directors.  Any Director may resign at any time upon written notice to the Corporation.

2.5                               Voting by Directors.  Subject to any greater or additional vote of the Board or of any class of Directors required by law, by this Restated Certificate or the Restated Bylaws, an act of the Board shall require the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of the Board at which a quorum is present.  Each Director shall have one vote.

Section 3.                                           Special Voting Provisions.

3.1                               Election of Directors.  Notwithstanding any other provision of this Restated Certificate, and except as otherwise required by law, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more Directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of this Restated Certificate or the resolution or resolutions of the Board of Directors establishing such series of Preferred Stock.  During any period when the holders of any series of Preferred Stock (other than the Class Pilot MEC Preferred Stock and the Class IAM Preferred Stock) have the right to elect additional Directors as provided for or fixed by or pursuant to the provisions of Article Fourth hereof, then upon commencement and for the duration of the period during which such right continues:  (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed by or pursuant to said provisions, and (ii) each such additional Director shall serve until such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal.  Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing a series of Preferred Stock, whenever the holders of any series of Preferred Stock having a right to elect additional Directors are divested of such right pursuant to the provisions of such series of Preferred Stock, the terms of office of all such additional Directors elected by the holders of such series of Preferred Stock, or selected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total authorized number of Directors of the Corporation shall be reduced accordingly.

3.2                               Amendment to the Restated Bylaws.  The Board of Directors is expressly authorized to make, alter, amend or repeal the Restated Bylaws, and to adopt new bylaws; provided, however, that (i) prior to the Chairman Succession Date (as defined in the Restated Bylaws), the Board of Directors shall not be permitted to alter, amend or repeal Section 5.5(c), Section 5.14, the last sentence of Section 5.6 or the proviso to Section 8.1 and (ii) no bylaws hereafter adopted shall invalidate any prior act of the Board of Directors that would have been valid if such bylaws had not been adopted.

ARTICLE SIXTH.

(a)                                 A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

(b)                                 Each person who was or is made a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director, officer or employee shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.  Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.  Notwithstanding anything to the contrary herein, the Corporation shall not be obligated to indemnify a director or officer for costs and expenses relating to proceedings (or any part thereof) instituted against the Corporation by such director or officer (other than proceedings pursuant to which such director or officer is seeking to enforce such director’s or officer’s indemnification rights hereunder).  The right to indemnification conferred in this Article Sixth with respect to directors and officers shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the GCL requires, the payment of such expense incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Sixth or otherwise.  The Corporation may provide indemnification to employees (other than officers) and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers to the extent (i) permitted by the laws of the State of Delaware as from time to time in effect, and (ii) authorized in the sole discretion any of the Chief Executive Officer, the President, the Chief Financial Officer or the General Counsel of the Corporation; provided, however, that any such indemnification shall not constitute a contract right for any such employee or agent.

(c)                                  If a claim under paragraph (b) of this Article Sixth is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d)                                 The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Sixth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(e)                                  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

ARTICLE SEVENTH.

Except as expressly provided in this Restated Certificate, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by the laws of Delaware and this Restated Certificate, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this 27th day of June, 2019.

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Jennifer L. Kraft
Name:	Jennifer L. Kraft
Title:	Vice President and Secretary

Exhibit A

Form of Stock Legend

The transfer of the shares of [•] Common Stock represented by this Certificate is subject to restrictions pursuant to Article Fourth, Part V, Sections 5, 6 and 7 of the Restated Certificate of Incorporation of [•].  [•] will furnish a copy of its Restated Certificate of Incorporation to the holder of record of this Certificate without charge upon written request addressed to [•] at its principal place of business.